Exhibit 99.1

pp 8 through 9 of definitive proxy statement:

At the Annual Meeting, the Company’s shareholders will be requested to consider and act upon a proposal to approve the material terms of the updated Executive Management Bonus Plan (the “EMB Plan”), a copy of which is attached as Appendix A.

The EMB Plan is a formal statement of policies that have generally guided the Company’s criteria for award of annual bonus compensation to its officers for many years. The material terms of the Company’s EMB Plan were approved by the shareholders in June 2008, and were re-approved by the shareholders in 2013. Among the terms specifically approved by the shareholders was a list of objective performance criteria to be used in evaluation of executive performance. The Compensation Committee has determined that it would be advantageous to be able to select from a larger set of such criteria, has amended the EMB Plan to include such an expanded set, and is submitting the amended EMB Plan for shareholder approval.

No shareholder approval is required for the Company to enact and maintain a bonus plan for its executives; accordingly, the amendment to the EMB Plan will be effective whether or not the shareholders approve the material terms at the Annual Meeting.  Shareholder approval of the material terms of the EMB Plan is sought because tax deductibility by the Company of bonuses paid under the EMB Plan may not be available with respect to certain executive officers in the absence of such approval. If such approval is not given, and the Company in the future pays compensation under the EMB Plan beyond the authorization given in the pre-amendment EMB Plan, the Company may not be able to treat such compensation as a deductible expense for tax purposes.  The Company, acting through its Compensation Committee, would take that fact into account in determining whether to grant incentives on that basis.

Description

Set forth below is a summary of the material terms of the EMB Plan that shareholders are being asked to approve.

      Administration. The EMB Plan is administered by the Compensation Committee of the Board. Among other things, the Compensation Committee will have the authority to select participants in the EMB Plan from among the Company’s executive officers and to determine the performance goals, target amounts and other terms and conditions of awards under the EMB Plan. The Compensation Committee also will have the authority to establish and amend rules and regulations relating to the administration of the EMB Plan. All decisions made by the Compensation Committee in connection with the EMB Plan will be made in the Compensation Committee’s sole discretion and will be final and binding.

      Eligibility. The chief executive officer and other officers of the Company and its subsidiaries (approximately 17 officers), as recommended and designated by the Compensation Committee, are eligible to be granted awards under the EMB Plan.

      Terms of Awards. Awards under the EMB Plan will be payable upon the achievement during each fiscal year of specified objective and individual performance goals. At the beginning of each fiscal year, the Compensation Committee will establish the performance goals (both objective and individual) for each plan participant, the relative weighting between the objective and individual performance goals and the target amount of the award that will be creditable to the participant if the performance goals are achieved in full. After the end of the performance period, the Compensation Committee will certify the extent to which the performance goals are achieved and determine the amount of the award that is payable; provided that the Compensation Committee will have the discretion to determine that the actual amount paid with respect to an award will be less than (but not greater than) the amount calculated under the EMB Plan.

      Objective Performance Goals. The EMB Plan provides that at the beginning of each plan year (the Company’s fiscal year), the Compensation Committee selects one or more specific objective performance measures from among the following: earnings or earnings per share; return on capital; originations volume or growth; shareholder total return; portfolio performance; attainment of budget targets for the Company as a whole, or for any specified portion of the Company’s business for which the participant is responsible; corporate visibility measures, including, without limitation, equity analyst coverage; personnel management measures, including headcount, turnover or expense; acquisition of a business or portfolio; discharge of fixed or contingent liabilities, including repayment of debt, settlement of litigation, or resolution of regulatory or legal contingencies; regulatory or reporting measures, which may include timely or unexceptional reporting; revenue or expense; obtaining or maintaining credit facilities or improving the terms thereof; obtaining long-term financing, in the form of debt, equity or both; and/or other strategic initiatives (such measures, collectively, the “Objective Performance Measures”). The Compensation Committee then sets Objective Performance Goals for each participant based on the Objective Performance Measure or Measures selected, together with related target awards. The weighting of the Objective Performance Goals may vary from participant to participant. The maximum amount payable under the EMB Plan to any individual with respect to achievement of the Objective Performance Goals is $4,000,000 in the case of an individual serving as chief executive officer, and $900,000 in the case of any other participant. The maximum amount applicable to the chief executive is unchanged from the maximum approved by the shareholders at the 2013 annual meeting. The maximum applicable to other participants is an increase from the $750,000 then approved.

      Individual Performance Goals. The EMB Plan provides further that the remaining portion of the total bonus payout available to participants may be based on individual goals, with corresponding percentage weights designed to measure a participant’s achievements. Such Individual Performance Goals may differ from participant to participant, and may be based on criteria other than those specified as objective performance measures. Accordingly, payment of incentives pursuant to individual performance goals may result in nondeductible cash compensation being paid. To the extent that such individual performance goals are established, they will be designated on an annual basis.

      Target Awards. The Compensation Committee will also determine the amount of the target awards that will be paid to each plan participant if the Objective Performance Goals and any Individual Performance Goals are met and the method by which such amounts will be calculated.

New plan benefits. The actual awards that will be payable under the EMB Plan cannot be determined at this time since the awards are dependent on the Company’s financial performance and other measures for the year 2014 and subsequent years.  However, based on the persons currently participating in the EMB Plan and the goals set for those individuals for the current year, the maximum amount that could be creditable to such participants under the EMB Plan with respect to the year 2014 can be computed.  If each of the 17 participants were to be paid the maximum amount attributable to 2014, then the total amount to be paid with respect to the year 2014 would be $9,990,500.  In particular, the maximum amounts that may be paid to each of the Company’s named executive officers (see page 10, below) with respect to the year 2014 would be $3,860,000 to Charles Bradley, Jr (our chairman and chief executive officer), $800,000 to Robert E. Riedl, our executive vice president and chief operating officer, and $752,000 to Michael T. Lavin, our executive vice president and chief legal officer. The aggregate amounts actually awarded under the EMB plan with respect to the years 2012 and 2013 were $4,151,000 (17 participants) and $5,073,400 (16 participants), respectively.

Reason for Shareholder Approval

      The EMB Plan has been designed to take into account statutory limits on the ability of a public corporation to claim tax deductions for compensation paid to certain highly compensated executives. Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and the other most highly compensated officers of a corporation (“named executive officers”), whose compensation is individually disclosed pursuant to the rules of the Securities and Exchange Commission.. However, compensation that is paid solely upon the achievement of Objective Performance Goals, where the material terms are approved by the shareholders of the paying corporation and other requirements are met, is exempted from the limitation of Section 162(m). To reduce the chance of the Company’s being denied such a deduction, the shareholders are accordingly being asked to approve the material terms of the EMB Plan, as described above.

pp A-1 through A-3 of definitive proxy statement:

CPS EXECUTIVE MANAGEMENT BONUS PLAN

Approval by Shareholders
The material terms of the Executive Management Bonus Plan were submitted to the shareholders of CPS (“CPS” or the “Company”) on June 15, 2006, were submitted to the shareholders again, with certain material amendments, on June 4, 2008, and on April 18, 2013, and will be submitted again, as appearing herein, on May 30, 2014. Shareholder approval of the material terms of the Plan, including the Objective Performance Measures, is required in order for the bonuses paid upon achievement of the Objective Performance Goals to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Plan Term	From January 1, 2006 through December 31, 2018.
Plan Effective Date	Originally, January 1, 2006. As amended, January 1, 2014.
Plan Year	Calendar year
Purpose	The purpose of the Plan is to increase shareholder value by providing an incentive for the achievement of goals that support CPS strategic plan.
Eligibility	CPS employees serving in positions of vice president and above are eligible to participate in the Plan.
The chief executive officer may recommend Participants. The Compensation Committee has the sole authority to designate Participants.

Eligibility will cease upon termination of the Participant’s employment, withdrawal of designation by the Compensation Committee, transfer to a position compensated otherwise than as provided in the Plan, termination of the Plan by CPS, or if the Participant engages, directly or indirectly, in any activity that is competitive with any CPS activity.

If a Participant changes from an eligible position to an ineligible position during the Plan Period, eligibility to participate will be at the discretion of the Compensation Committee.
Target Bonus
The Target Bonus for each Participant shall be established by the Compensation Committee no later than ninety (90) days after the beginning of the Plan Year. The Target Bonus shall be the maximum amount that would be paid to the Participant under the Plan if 100% of Objective Performance Goals and 100% of Individual Performance Goals were met. The Target Bonus may be established as a percentage of Base Pay, a specific dollar amount, or according to another method established by the Compensation Committee. The amount of the Target Bonus creditable to the Participant shall be based on the achievement of Objective Performance Goals and Individual Performance Goals.

Base Pay is the annual pay rate established for the Participant by CPS and in effect on the last day of the Plan Period or, in the case of a deceased or disabled Participant, on the last day of participation in the Plan. CPS, in conjunction with the Compensation Committee, may at any time, in its sole discretion, prospectively revise the Participant’s Base Pay.

Objective Goals
In accordance with Section 162(m) of the Internal Revenue Code, the Compensation Committee shall select one or more objective performance measures from among the following:
Earnings or earnings per share; return on capital; originations volume or growth; shareholder total return; portfolio performance; attainment of budget targets for the Company as a whole, or for any specified portion of the Company’s business for which the participant is responsible; corporate visibility measures, including, without limitation, equity analyst coverage; personnel management measures, including headcount, turnover or expense; acquisition of a business or portfolio; discharge of fixed or contingent liabilities, including repayment of debt, settlement of litigation, or resolution of regulatory or legal contingencies; regulatory or reporting measures, which may include timely or unexceptional reporting; revenue or expense; obtaining or maintaining credit facilities or improving the terms thereof; obtaining long-term financing, in the form of debt, equity or both; and/or other strategic initiatives.
The Compensation Committee shall establish Objective Performance Goals based on such measures. The established Objective Performance Goals may include any derivations of such measures, and may be evaluated over any reasonable period after the Objective Performance Goal is fixed. For example, an Objective Performance Goal with respect to earnings may be fixed with respect to pre-tax earnings, net earnings, operating earnings, etc., as specified by the Compensation Committee, and may be measured with respect to full years, fiscal quarters, or one or more periods of one or more months.  Similarly, shareholder total return may be measured by reference to the price per share at which CPS common stock trades in public markets, over any reasonable period, and as adjusted or not for dividends, if any. Portfolio performance may be measured by reference to delinquency, to losses incurred, or to losses expected by unaffiliated experts (such as rating agencies).  The Compensation Committee shall select the Objective Performance Goals for each Participant no later than ninety (90) days after the beginning of the Plan Year, while the outcome is substantially uncertain, and while at least 75% of the time for measurement has yet to pass.

The Compensation Committee shall act on the recommendation of the Company’s chief executive officer to select the amount of the Target Bonus for each Participant that will be determined by achievement of the Objective Performance Goals.

The Compensation Committee may establish any special adjustments that will be applied in calculating whether the Objective Performance Goals have been met to factor out extraordinary items no later than ninety (90) days after the beginning of the Plan Year and while the outcome is substantially uncertain.

If the Objective Performance Goals selected by the Compensation Committee are not met, no bonus related to those goals is payable under the Plan.
Individual Goals
The portion, if any, of the Target Bonus not determined by achievement of the Objective Performance Goals shall be determined by the Participant’s achievement of Individual Goals, which shall be fixed by action of the Compensation Committee. The Compensation Committee may consider the recommendations of the Company’s chief executive officer in taking such action.

Bonus payable with respect to achievement of Individual Goals shall be neither increased nor decreased by reason of achievement or non-achievement of Objective Goals.
Bonus Payout and Eligibility
Bonus Payout for each Participant is based on the achievement of the Objective Performance Goals and the Individual Goals. A Bonus Payout under this Plan is earned when determined by the Compensation Committee, which shall make such determination with respect to each Participant who

1) remains a CPS employee through the end of the Plan Year, unless employment is terminated prior to the end of the Plan Year due to death or disability, and
2) refrains from engaging during the Plan Year, directly or indirectly, in any activity that is competitive with any CPS activity.

The Compensation Committee, in its discretion, may determine that the Bonus Payout for any Participant will be less than (but not greater than) the amount creditable to such Participant based on the achievement of Objective Performance Goals and any Individual Performance Goals.

Bonus Payout Calculation
Within ninety (90) days after the beginning of the Plan Year and while the outcome is substantially uncertain, the Compensation Committee shall review and approve for each Participant: the target bonus; the Objective Performance Goals; and the relative weighting of the Goals for the Plan Year. Those metrics will be used to calculate the indicative bonus payout for each Participant. Upon completion of the Plan Year, the Compensation Committee shall review the indicative bonus payout calculation for each Participant, and shall determine whether to exercise its discretion to pay less than the indicated amount.  The Compensation Committee may consider any factors it deems reasonable in determining how and to what extent to exercise such discretion.  The maximum Bonus Payout for the achievement of Objective Performance Goals payable to any one Participant in any Plan Year is $4,000,000 in the case of an individual serving as chief executive officer, and $900,000 in the case of any other participant.

Bonus Payout Prorations
For any employee who meets eligibility criteria and becomes a Participant after the start of the Plan Year or whose employment with CPS is terminated prior to the end of the Plan Year because of disability or death, the Compensation Committee (1) shall prorate the Bonus Payout related to the

Bonus Payout Prorations
Objective Performance Goals, and (2) in its discretion, may prorate the Bonus Payout related to Individual Performance Goals. If the Participant is on a leave of absence for a portion of the Plan Year, the Compensation Committee in its discretion may reduce the Participant’s Bonus Payout on a pro-rata basis.

The proration is based on the number of full months during which the Participant participated in the Plan during the Plan Year. Credit is given for a full month if the Participant is eligible for 15 or more calendar days during that month.

If a Participant changes positions within CPS during the Plan Year, the Compensation Committee in its discretion may prorate the Participant’s Bonus Payout by the number of months in each position.
Administration
Compensation Committee Responsibilities: Approve the Plan design, Objective Performance Goals, and Individual Goals for each Participant. Determine and certify the achievement of the Objective Performance Goals and Individual Goals. Approve the Bonus Payout calculation and Bonus Payout for each Participant.

In the event of a dispute regarding the Plan, the Participant may seek resolution through the chief executive officer and the Compensation Committee. All determinations by the Compensation Committee shall be final and conclusive.

Bonus Payout Administration
The Bonus Payout will be made as soon as administratively feasible and is expected to be on or before the 31st of March, following the end of each Plan Year. No amount is due and owing to any Participant before the Compensation Committee has determined the Bonus Payout.

The Company will withhold amounts applicable to Federal, state and local taxes, domestic or foreign, required by law or regulation. Contributions for 401(k) Plan are deducted from cash Bonus Payouts, based on the Participants’ elections then in effect.

Termination of Employment
The Plan is not a contract of employment for any period of time. Any Participant may resign or be terminated at any time for any reason or for no reason. Employment and termination of employment are governed by CPS policy and not by the Plan.

Revisions to the Plan
The Plan will be reviewed by the chief executive officer and the Compensation Committee on a periodic basis for revisions. CPS may, in its discretion with or without notice, review, change, amend or cancel the Plan at any time.